EX-10.2                         AGREEMENT OF PURCHASE AND SALE


                       AGREEMENT OF PURCHASE AND SALE


     This Agreement of Purchase and Sale (this "Agreement") is entered into as of December 19, 2003, by and between Avery Sports Turf, Inc., a Delaware Corporation ("Buyer"); Jural E. Avery ("Mrs. Avery"), an individual residing in Floyd County, Georgia; George Avery ("Mr. Avery"), an individual residing in Floyd County, Georgia; and Avery Sports Turf, Inc., a Georgia Corporation ("Avery Georgia"). At times herein, Mrs. Avery, Mr. Avery and Avery Georgia are referred to collectively as "Sellers." This Agreement constitutes (i) a contract of purchase and sale among the parties and (ii) escrow instructions to Escrow Agent (as hereinafter defined).

     THE PARTIES ENTER INTO THIS AGREEMENT on the basis of the following facts, understandings and intentions:

     A. As more particularly described in the next succeeding recitals of this Agreement, Sellers together own all of the assets of "Avery Sports Turf" (the "Business"), an enterprise located in Rome, Georgia, engaged in the business of manufacturing artificial sports turf and related play surfacing materials (the "Products").

     B. Mrs. Avery owns the real property comprised of approximately
3.55 acres, located at 9 Riverside Industrial Park, in the City of Rome, County of Floyd, State of Georgia, as more particularly described on the attached Exhibit 1 (herein the "Land") and the Improvements (defined below) located upon the Land, together with Mrs. Avery's interest in (i) all rights, privileges, easements and right-of-ways appurtenant thereto, (ii) all warranties in connection with the Improvements, (iii) to the extent assignable, all entitlements, permits and other intangible property used in connection therewith, and (iv) to the extent assignable, all contract rights related to the ownership, use and operation thereof (collectively, including such Land and Improvements, the "Property");

     C. Mr. Avery and/or Avery Georgia own certain industrial machinery located and installed at the Property, as more particularly described on the attached Exhibit 2, together with (i) Mr. Avery's and Avery Georgia's interests in (i) all warranties in connection with the Equipment, (ii) to the extent assignable, all entitlements, permits and other intangible property used in connection therewith, and (iii) to the extent assignable, all contract rights related to the ownership, use and operation thereof (collectively, the "Equipment");

     D. Mr. Avery and/or Avery Georgia own certain letters patent and patents, provisional patent applications, patent applications, patent licenses, know-how, trade names, brand names, trademarks, inventions, technology, trade secrets, customer lists, inventory, ideas, processes, documentation, design documentation and specifications, and tangible or intangible proprietary information or material (herein the "Intellectual Property", more particularly described in the attached Exhibit 3);

     E. Mr. Avery and/or Avery Georgia own certain other assets related to or associated with the Business (excluding the Excluded Assets), including Customer (defined hereinbelow) lists, Accounts Receivable (as defined hereinbelow), prepaid expenses, Inventories (defined hereinbelow), work in progress under Assumed Customer Contracts (defined hereinbelow), books of account, customer lists, price lists, correspondence, data, sales literature, sales data, accounting information relating to the Business, client files (for active and inactive matters), books and records, files, personnel files of employees of the Business who are employed by Buyer from and after the Closing, data bases, manuals, e-mails, ledgers, papers and records and tax returns, in whatever form or medium related to the Business, all goodwill related to the Business, all telephone numbers, e-mail addresses, websites, and domain names related to the Business, all causes of action, judgments and claims or demands against others of whatever kind or description related to the Business, and all other property owned or used by said Sellers, whether tangible or intangible, used by or in the Business and located at the Property, whether or not expressly referred to herein (all of the foregoing being at times referred to herein as the "Other Business Assets"). In addition, Mr. Avery and/or Avery Georgia have indebtedness and/or liabilities related to or associated with the Business (the "Assumed Liabilities"), more particularly described in the attached Exhibit 4), which are to be assumed by Buyer hereunder;

     F. The parties desire to effect a business combination whereby
(1) the Sellers will sell, and Buyer will purchase, substantially all of the assets of the Business; viz: the Property, the Equipment, the Intellectual Property, and the Other Business Assets (collectively herein the "Acquired Assets"), and (2) Buyer will assume certain indebtedness of Sellers, more particularly described hereinbelow, on the terms, covenants and conditions provided herein; and

     G. For purposes of this Agreement, the following terms shall have the meanings given below:

     G.1. "Accounts Receivable" means all rights to payment for goods sold, licensed or leased or for services rendered to Customers in connection with the Business, all sums of money or other proceeds due or becoming due thereon and all instruments pertaining thereto;

     G.2. "Acquired Assets" has the meaning set forth in recital "F" above;

     G.3. "Assumed Liabilities" has the meaning set forth in recital "E" above and more particularly described in the attached Exhibit 4;

     G.4. "Assumed Customer Contracts" means the Customer Contracts assumed by Buyer hereunder and listed as such on the attached Exhibit 5;

     G.5. "Bank Debt" has the meaning set forth in Exhibit 4;

     G.6. "Business" has the meaning set forth in recital "A" above;

     G.7. "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in the state of Georgia are authorized to be closed for business;

     G.8. "Claim" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured;

     G.9. "Closing" means the consummation of the transactions contemplated hereby, and the recordation of the instruments necessary to vest good title to the Property and the Equipment in Buyer in accordance with the terms and provisions of this Agreement;

     G.10. "Closing Date" means a date when the Close of Escrow has occurred;

     G.11. "Code" means the Internal Revenue Code of 1986, any amendments thereto, any successor statutes and any regulations promulgated thereunder;

     G.12. "Customers" means Mr. Avery's and Avery Georgia's entire end user customer base with regard to the Business;

     G.13. "Customer Contracts" means any and all contracts and agreements related to the Customers listed on Exhibit 5 of this Agreement;

     G.14. "Employees" means all employees of Mr. Avery and Avery
Georgia engaged primarily in the Business;

     G.15. "Escrow Agent" means William M. Phillips, 7480
Nashville Street, Ringgold, Georgia 30736;

     G.16. "Execution Date" shall mean the date set forth at the beginning hereof.

     G.17. "Excluded Assets" has the meaning set forth in Section 5;

     G.18. "Excluded Liabilities" has the meaning set forth in Section 5;

     G.19. "Governmental Authority" means any agency, board, bureau, executive, court, commission, department, legislature, tribunal, instrumentality or administration of the United States, or any state, provincial, territorial, municipal, county, local or other governmental entity in the United States;

     G.20. "Governmental Permits" means all licenses, permits, approvals, consents, certificates, waivers, exemptions, orders, registrations, variances and other authorizations from any and all Governmental Authorities, including any state sales tax numbers, used or held for use in connection with the conduct of the Business;

     G.21. "Improvements" shall mean a four story industrial building consisting of approximately One Hundred Seven Thousand Eight Hundred Eighty-four (107,884) square feet;

     G.22. "Intellectual Property" has the meaning set forth in recital "D" above;

     G.23. "Inventories" means all inventories of raw materials, works in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies;

     G.24. "Knowledge of Sellers" means the actual knowledge, after due inquiry, of Mr. Avery, Mrs. Avery and Mr. Avery as President and Chief Executive Officer of Avery Georgia;

     G.25. "Law" means any law, statute, regulation, rule, code, ordinance or court order enacted, adopted, issued or promulgated by any Governmental Authority;

     G.26. "Liability" or "Liabilities" means any and all material liabilities, obligations, judgments, damages, charges, costs, debts and indebtedness of any and every kind and nature whatsoever, absolute or contingent, liquidated or unliquidated, in Law, equity or otherwise;

     G.27. "Lien" means, with respect to any asset or property of any character, any mortgage, pledge, security interest, lien (including any mechanic's or materialman's lien, tax lien, shipper or warehousemen lien or customs lien), right of first refusal, option or other right to acquire, transfer for security, charge, Claim, easement, conditional sale agreement, title retention agreement, defect in title, or other encumbrance or adverse Claim of any nature pertaining to or affecting such asset or property, whether voluntary or involuntary and whether arising by Law, contract or otherwise, including without limitation, in the case of any Accounts Receivable, any right or claim of any person other than Sellers upon or with respect to the proceeds thereof;

     G.28. "Material Adverse Change" means any change or changes in, or effect on, the Business or the Acquired Assets that is individually, or are in the aggregate, reasonably likely to be materially adverse to the financial condition of the Business or the Acquired Assets, each taken as a whole, other than (i) any change or effect in any way resulting from or arising in connection with this Agreement or any of the transactions contemplated hereby (including any announcement with respect to this Agreement or any of the transactions contemplated hereby); (ii) changes in (A) economic, regulatory or political conditions generally or (B) general business or economic conditions relating to any industries in which any of Sellers participates, that is not specific to such Seller; (iii) any change in or effect on the Acquired Assets or the Business that is cured (including by the payment of money) by the applicable Seller,
(iv) any change in or effect on the Acquired Assets or the Business resulting from any loss of Customers (including any reduction in revenue therefrom), and (v) any change in or effect on the Acquired Assets or the Business resulting from the resignations of any Employees;

     G.29. "Ordinary Course of Business" means the ordinary course of business of Sellers and consistent with Sellers' past custom and practice;

     G.30. "Other Business Assets" has the meaning set forth in recital "E" above;

     G.31. "Permitted Encumbrances" means (i) statutory liens for current Taxes or assessments not yet due or delinquent, (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the Ordinary Course of Business relating to obligations as to which there is no default on the part of any of Sellers or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance or other social security legislation), (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities which do not materially interfere with the present use of the Acquired Assets, and (v) such other liens, imperfections in or failure of title, charges, easements, rights-of-way, encroachments, exceptions, restrictions and encumbrances which do not materially interfere with the present use of the Acquired Assets;

     G.32. "Person" means any individual, corporation, partnership, proprietorship, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Authority, or other entity, organization or institution of any type whatsoever;

     G.33. "Sellers" has the meaning set forth in the preamble;

     G.34. "Tax" means any federal, state, local, or other income, alternative, minimum, inheritance, accumulated earnings, personal holding company, corporation, franchise, capital stock, net worth, capital, profits, windfall profits, capital gain, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, environmental, real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not);

     G.35. "Tax Return" means any return, report, declaration, form, Claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

     G.36. "Title Company" shall mean AAA Land and Title Agency,
7480 Nashville Street, Ringgold, Georgia 30736;

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements of the parties as herein set forth, the parties hereto agree as follows:

     1. Real Estate Purchase. Mrs. Avery agrees to sell the
Property to Buyer, and Buyer agrees to purchase the Property from Mrs. Avery, on all of the terms, covenants and conditions provided herein.

     2. Equipment Purchase. Mr. Avery and Avery Georgia agree to sell the Equipment to Buyer, and Buyer agrees to purchase the Equipment from Mr. Avery and Avery Georgia, on all of the terms, covenants and conditions provided herein.

     3. Intellectual Property Purchase. Mr. Avery and Avery Georgia agree to sell the Intellectual Property to Buyer, and Buyer agrees to purchase the Intellectual Property from Mr. Avery and Avery Georgia, on all of the terms, covenants and conditions provided herein. At the Closing, Mr. Avery and Avery Georgia shall execute the form of Assignment attached as Exhibit 6. Other than the rights expressly set forth herein, Mr. Avery and Avery Georgia shall, after the Closing, have no further or continuing interest in the Intellectual Property, nor any other patent or technology related to the Patents. At the Closing, Mr. Avery and Avery Georgia shall provide to Buyer the original certificates reflecting the registrations of the Intellectual Property, as well as all files in their possession regarding the technology embodied in the Intellectual Property. Mr. Avery and Avery Georgia further agree at any time after the Closing to execute and to deliver upon request of the Buyer, at Buyer's expense, such additional documents, if any, as may be necessary or desirable to protect the Intellectual Property or to give full effect to this Agreement.

     4. Other Business Assets Purchase. Mr. Avery and Avery Georgia agree to sell the Other Business Assets to Buyer, and Buyer agrees to purchase the Other Business Assets from Mr. Avery and Avery Georgia, on all of the terms, covenants and conditions provided herein.

     5. Excluded Assets and Liabilities. The transactions contemplated herein shall not include the purchase and sale of the assets more particularly described in the attached Exhibit 7 (the "Excluded Assets") or the assumption by Buyer of the liabilities more particularly described in the attached Exhibit 8 (the "Excluded Liabilities").

     6. Deposit. Buyer has paid to Mrs. Avery and Mr. Avery the sum of Thirty Thousand Dollars ($30,000.00) in cash ("Deposit") as a deposit on account of the Purchase Price (as defined in Section 4). The Deposit shall be nonrefundable, except as provided in Section 3(b) below. Mrs. Avery and Mr. Avery acknowledge receipt of the Deposit by their execution of this Agreement. Payments made to Greater Rome Bank and Insurance to bind coverage are considered part of the $30,000.

     7. Liquidated Damages/Default.

     a. Buyer's Default. IN THE EVENT THAT THE SALE OF THE
PROPERTY AND THE EQUIPMENT DOES NOT CLOSE AS A CONSEQUENCE OF A DEFAULT BY BUYER, AND IF NEITHER MRS. AVERY NOR MR. AVERY IS IN DEFAULT OF ANY OF THEIR OBLIGATIONS UNDER THIS AGREEMENT AND HAVE PERFORMED ALL OBLIGATIONS TO BE PERFORMED HEREUNDER AS OF THE TIME OF BUYER'S DEFAULT, SELLERS SHALL BE ENTITLED EITHER TO (i) RETAIN THE AMOUNT OF THE DEPOSIT AS LIQUIDATED DAMAGES, OR (ii) SPECIFIC PERFORMANCE OF BUYER'S OBLIGATION TO PURCHASE THE PROPERTY AND THE EQUIPMENT; PROVIDED, HOWEVER, IN THE EVENT SELLERS ELECT TO SEEK SPECIFIC PERFORMANCE AND ARE UNSUCCESSFUL IN OBTAINING SPECIFIC PERFORMANCE, SELLERS SHALL BE ENTITLED TO RETAIN THE AMOUNT OF THE DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES AGREE THAT SELLERS' ACTUAL DAMAGES WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE IF BUYER DEFAULTS, AND THE AMOUNT OF THE DEPOSIT IS THE BEST ESTIMATE OF THE AMOUNT OF DAMAGES SELLERS WOULD SUFFER. THE PARTIES ACKNOWLEDGE THAT THE SUM REPRESENTED BY BUYER'S DEPOSIT CONSTITUTES A REASONABLE ESTIMATE OF SELLERS' DAMAGES. SELLERS AGREE THAT THEY WILL ACT TOGETHER IN ACCORDANCE WITH THIS SECTION 4(a) AND WILL NOT SEEK SEPARATE OR CONFLICTING REMEDIES.

     b. Sellers' Default. IF EITHER OF THE SELLERS REFUSES OR
FAILS TO CONVEY THE PROPERTY OR THE EQUIPMENT PURSUANT TO THIS AGREEMENT FOR ANY REASON EXCEPT A DEFAULT BY BUYER HEREUNDER, BUYER, AS ITS SOLE AND EXCLUSIVE REMEDY (EXCEPT AS PROVIDED IN SECTION 7(f) BELOW), SHALL BE ENTITLED EITHER TO (i) TERMINATE THIS AGREEMENT AND RECOVER THE DEPOSIT AND, IF APPLICABLE THE LIQUIDATED DAMAGES COMPUTED PURSUANT TO SECTION 7(e) BELOW, OR (ii) SPECIFIC PERFORMANCE OF SELLERS' OBLIGATIONS TO CONVEY THE PROPERTY AND THE EQUIPMENT, PROVIDED THAT NO SUCH ACTION FOR SPECIFIC PERFORMANCE SHALL SEEK TO REQUIRE EITHER OF THE SELLERS TO DO ANY OF THE FOLLOWING: (A) CHANGE THE CONDITION OF THE PROPERTY OR THE EQUIPMENT, OR RESTORE THE SAME AFTER ANY CASUALTY (EXCEPT AS EXPRESSLY PROVIDED IN SECTION 13), OR
(B) EXPEND MONEY OR POST A BOND TO REMOVE A TITLE ENCUMBRANCE OR DEFECT (EXCEPT LIENS OR ENCUMBRANCES CREATED BY SUCH SELLER. IN THE EVENT BUYER SEEKS SPECIFIC PERFORMANCE AND IS UNSUCCESSFUL IN OBTAINING SPECIFIC PERFORMANCE, BUYER SHALL BE ENTITLED TO TERMINATE THIS AGREEMENT AND RECOVER THE DEPOSIT. BUYER SHALL BE DEEMED TO HAVE ELECTED TO TERMINATE THIS AGREEMENT IF BUYER FAILS TO DELIVER TO SELLERS WRITTEN NOTICE OF ITS INTENT TO ASSERT A CAUSE OF ACTION FOR SPECIFIC PERFORMANCE WITHIN THIRTY (30) DAYS FOLLOWING THE SCHEDULED CLOSING DATE OR, HAVING GIVEN SUCH NOTICE, FAILS TO FILE A LAWSUIT ASSERTING SUCH CAUSE OF ACTION IN THE PROPER COURT WITHIN SIXTY (60) DAYS FOLLOWING THE SCHEDULED CLOSING DATE.

     c. Cure Period for Default. Prior to termination of this Agreement by either party for default, the party alleging default shall give the defaulting party or parties written notice thereof, and the defaulting party or parties shall have ten (10) days from receipt of such notice to cure such default.

     8. Consideration and Purchase Price. In consideration for the Acquired Assets and in full payment therefore, Buyer shall assume the Assumed Liabilities as provided herein and shall deliver to Sellers at Closing the following consideration (with the items referred to in clauses (a), (b) and (c) being referred to collectively as the "Purchase Price"):

     a. Application of the Deposit; and

     b. a Promissory Note, in the amount of Two Hundred
Thousand Dollars ($200,000) substantially in the form of the attached
Exhibit 9 (the "Note"), to be secured at Closing by a second mortgage on the Property; and

     c. The assumption of the Assumed Liabilities.

     9. Conditions Precedent. At or before Close of Escrow the following conditions precedent ("Conditions Precedent") shall be either satisfied or waived by Buyer as a condition to Buyer's obligation to proceed with the purchase of the Property and the
Equipment:

     a. Title. The term "Conditions of Title" shall refer to those exceptions to title (including, without limitation, Title Company's standard printed exceptions to title with respect to an ALTA Owner's Extended Form policy of title insurance (an "ALTA Policy"), the lien for real property taxes not delinquent, any current assessments (subject to Mrs. Avery's obligation to pay delinquent assessments or credit same to the Purchase Price at closing), and the effect of any other encumbrances or matters of title caused or approved in writing by Buyer. On the Closing Date, Title Company shall be unconditionally committed to issue an American Land Title Association ("ALTA") Extended Title Policy Form B (1970) for the Property ("ALTA Title Policy"), with a liability limit in the amount of the combined total of the Note and the Bank Debt and insuring fee title vested in Buyer (in addition, the Equipment shall not be subject to any liens or encumbrances of record);

     b. Property Documents. Buyer has reviewed and approved all title reports and other documents and reports pertinent to the Property and the Equipment (the "Property Documents"). As of the Close of Escrow there shall have been no material adverse change in the physical condition of the Property as described in the Property Documents which would materially adversely affect Buyer's use and occupancy of the Property; and

     c. Sellers' Performance. Sellers shall have performed all of their obligations under this Agreement.

     10. No Encumbrance or Transfer. Except as provided herein, Sellers shall not encumber, lease, transfer, assign or sell all or any portion, or interest in, the Property or the Equipment, or enter into any agreement or contract affecting or relating to the Property or the Equipment without Buyer's prior written consent, which consent may be withheld in Buyer's sole discretion.

     11. Escrow.

     a. Escrow. Within five (5) Business Days of the
Execution Date, Buyer shall establish an escrow ("Escrow") with the Escrow Agent for the close of the subject transactions. An executed copy of this Agreement shall be deposited with the Escrow Agent by Buyer and this Agreement shall constitute Escrow Agent's escrow instructions for closing Escrow. Escrow shall close ("Close of Escrow") on or before the Closing Date.

     b. Sellers. On or prior to the Closing Date Sellers shall deposit the following into Escrow:

        (i) Deed. A duly executed and acknowledged Deed in usual form setting forth all exceptions to title created or suffered by Mrs. Avery which are not to be removed at or prior to Closing;

        (ii) Non-Foreign Person Certificates. Duly executed non-foreign person certificates ("Non-Foreign Person
Certificates") in usual form sufficient to relieve Buyer of any withholding requirements pursuant to the provisions of Section 1445 of the Internal Revenue Code of 1986 as amended (the "Code; and

        (iii) Bill of Sale. A Bill of Sale and assignment, in a form reasonably approved by Buyer and Mr. Avery, of all of Mr. Avery's rights, title, and interest in and to the Equipment and the Intellectual Property (the "Bill of Sale"); and

        (iv) Additional Escrow Instructions and Documents.
Such additional escrow instructions ("Sellers' Additional Escrow
Instructions") and documents as Escrow Agent may reasonably require of Sellers to close the sale of the Property and the Equipment in accordance with this Agreement, which instructions shall not be inconsistent with the terms of this Agreement.

     c. Buyer. On or prior to the Closing Date, Buyer shall deposit the following into Escrow:

        (i) Note. The promissory note described hereinabove;

        (ii) Cash and Note. Cash in the amount
necessary to pay Buyer's share of closing costs and prorations, as hereinafter set forth; and

        (iii) Additional Escrow Instructions
and Documents. Such additional escrow instructions ("Buyer's
Additional Escrow Instructions") and documents as Escrow Agent may reasonably require of Buyer to close the sale of the Property and the Equipment in accordance with this Agreement.

     12. Close of Escrow.

     a. Time. When the Escrow Holder has confirmed that Title Company is in a position to issue an ALTA Extended Policy (Form B-1970) ensuring title to the Property as being vested in Buyer in accordance with Section 6(a) and all documents and funds required hereby have been deposited with Escrow Agent, Escrow Agent shall cause Close of Escrow to occur as provided below.

     b. Procedure. Escrow Agent shall close Escrow as follows:

        (i) Record the following documents in the order set forth below:

The Deed; and

The new second mortgage securing the Note.

         (ii) Deliver to Sellers the following:

           (1) The Note; and

           (2) A conformed copy of the Deed.

          (iii) Deliver to Buyer the following:

            (1) An ALTA Policy in accordance with Section 6(a);

            (2) The Non-Foreign Person Certificates; and

            (3) Conformed copies of the Deed and Note
                and the original of the Bill of Sale.

     c. Closing Costs and Prorations.

        (i) Closing Costs. Sellers shall pay
the cost for the Title Policy and all Endorsements. Sellers shall pay county transfer taxes and one-half of the escrow fees applicable to the sale. Buyer shall pay one-half of the escrow fees and all recording fees attributable to the conveyance documents, and Sellers shall pay indebtedness and recording fees attributable to the release of any liens on the Property and the Equipment. All other costs and charges of the escrow for the sale shall be paid in accordance with local custom.

        (ii) Prorations. Real estate taxes and
all other expenses normal to the operation and maintenance of the Property and the Equipment shall be prorated as of 12:01 a.m. on the Closing Date.

        (iii) Escrow Cancellation Costs.
Notwithstanding the provisions of subsection (i) above, if Escrow fails to close due to any Seller's default, such Seller shall pay all Escrow cancellation charges. If Escrow fails to close due to Buyer's default, Buyer shall pay all Escrow cancellation charges. If Escrow fails to close for any reason other than the foregoing, Buyer and Sellers shall each pay one-half (1/2) of any Escrow cancellation charges. "Escrow cancellation charges" means all fees, charges, and expenses incurred by Escrow Agent, including all expenses incurred in connection with issuance of the Preliminary Report and other title matters.

     13. Brokers. Buyer and Sellers each represent to the other parties that they have not engaged any broker or finder in connection with any of the transactions contemplated by this Agreement. Buyer shall indemnify, defend and hold Sellers harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim against Sellers for any fee or commission by any broker or finder claiming by or through Buyer. Sellers shall indemnify, defend and hold Buyer harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim for a fee or commission by any broker or finder claiming by or through any Seller. The covenants contained herein shall survive the Close of Escrow.

     14. Sellers' Representations, Warranties and Covenants.

     a. Sellers hereby make the following representations and warranties to Buyer which representations and warranties shall survive the Close of Escrow for a period of twelve (12) months (at which time these representations and warranties shall expire):

        (i) Litigation; Government Action.
Except as disclosed to Buyer in writing, there is no claim, litigation, or notice that the Property, the Equipment or the Intellectual Property is in violation of any law, or that any governmental investigation is presently pending with respect to which any Seller has been served with process or other notice thereof or, to the best of Sellers' knowledge, otherwise pending or threatened, against or relating to the Property, the Equipment, or the Intellectual Property. Except for the Assumed Liabilities, there is no Liability which will become a Liability of Buyer following the Closing;

        (ii) Condemnation. There is presently
no pending condemnation of the Property or any part thereof with respect to which any Seller has been served with process or other notice thereof nor, to the best of Sellers' knowledge, is any such condemnation otherwise pending or contemplated.

        (iii) Leases. There are no leases or
other occupancy agreements relating to the Property.

        (iv) Hazardous Materials.

          (1) For purposes hereof, "Hazardous
              Materials" shall mean any and all asbestos, radioactive material, hazardous waste, toxic substance or related material, including but not limited to those materials and substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" in any Georgia or federal law or regulation.

          (2) Sellers have not released or discharged, or caused to be released or discharged, upon the Property any Hazardous Materials, and to the best of Sellers' knowledge there are no Hazardous Materials present on, in, or under the Property.

          (3) To the best of Sellers' knowledge, the Property Documents are all of the documents and reports in Sellers' possession pertaining to Hazardous Materials on or at the Property.

        (v) Property Documents. There are no
other documents or reports in Sellers' possession or under Sellers' control other than the Property Documents, describing the condition of the Property or concerning the presence of Hazardous Materials, the geotechnical condition of the soils, or other like physical condition of the Property as of the Execution Date.

     b. Status and Authority. Mrs. Avery and Mr. Avery are individual residents of the State of Georgia and Avery Georgia is a corporation organized and in good standing in the State of Georgia, and each has the power and authority to enter into this Agreement. No other authorizations or approvals, whether of governmental bodies or otherwise, will be necessary in order to enable Sellers to enter into or to comply with the terms of this Agreement.

     c. Binding Effect of Documents. This Agreement and the other documents to be executed by Sellers hereunder, upon execution and delivery thereof by Sellers, will have been duly entered into by Sellers, and will constitute legal, valid and binding obligations of Sellers. Neither this Agreement nor anything provided to be done under this Agreement, violates or shall violate any contract, document, understanding, agreement, or instrument to which either Seller is a party or by which they are bound.

     d. "Best Knowledge" Definition. For purposes of this
Section 11, the term "to the best of a Seller's knowledge" shall mean current actual knowledge after usual inquiry in connection with the operation of the Property, the Equipment, and the Intellectual
Property.

     e. "As-Is" Condition. Except as expressly provided in this Agreement, Sellers make no representations or warranties of any kind, express or implied, written or oral, as to the physical condition of the Property and the Equipment; the uses thereof or any limitations thereon, including, without limitation, zoning, environmental or other laws, regulations or governmental requirements; the utilities or other physical equipment and fixtures on the Property, the costs of operating the Property or any other aspect of the economic operations on the Property; the possibility of future assessments of charges being levied against the Property or imposed as a condition to development or construction; or the condition of the soils or groundwater of the Property. Except as provided herein, Buyer specifically acknowledges that it is acquiring the Property and the Equipment in an "as-is" condition (as such term is most broadly construed), in reliance upon its own inspection and investigation of the Property and the Equipment.

     15. Loss by Fire or Other Casualty; Condemnation.

     a. Condemnation and General Casualty. Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to or destruction of the Equipment or any improvements or condemnation of any portion of the Property. In the event of a casualty, Buyer may elect to purchase the Property and the Equipment pursuant to the terms of this sub-paragraph (a) or to require Sellers to replace and/or repair the Equipment and to repair and complete the Improvements pursuant to sub-paragraph (c). Such election shall be made by written notice given within thirty (30) days following the casualty. If Buyer elects to proceed pursuant to this sub-paragraph
(a), the Purchase Price shall be credited by the amount of any insurance proceeds or condemnation awards (excluding proceeds or awards payable in respect of carrying costs or other costs born by Sellers and not subject to adjustment of the Purchase Price as provided herein) collected by Sellers as a result of any such damage or destruction or condemnation less any monies actually expended by Sellers to repair any damage, plus any deductible amounts attributable to such damage or destruction, or such proceeds shall be assigned to Buyer if not then collected.

     b. Cooperation of Sellers. If Sellers assign the proceeds of any insurance policy to Buyer pursuant to Section 12(a), Sellers shall cooperate with Buyer in presenting and prosecuting the claim with Sellers' insurance carriers, shall follow Buyer's instructions with respect thereto (except to the extent Sellers are advised by counsel that following a particular instruction would expose Sellers to liability, or to the extent Sellers would incur additional cost to follow such instruction which is not paid by Buyer), and will not settle any such claim without Buyer's written approval.

     c. Insurance. Sellers shall purchase and keep in force a policy or policies of fire and property damage insurance (including coverage for flood and earthquake, if available) covering loss or damage to the Property (including the improvements) and the Equipment in the amount of the full replacement value thereof. In the event of a casualty and election by Buyer (pursuant to sub-paragraph (a) above) to require Sellers to replace the Equipment and to repair and complete the Improvements, Sellers shall be obligated to do so pursuant to the terms and conditions hereof subject to extension of all of the dates for performance and the closing date for the delay caused by the casualty. In such event there shall be no adjustment to the Purchase
Price for increase costs sustained by Sellers (whether or not such costs are covered by insurance) in connection with or caused by the casualty.

     16. Successors and Assigns. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     17. Entire Agreement. This Agreement contains all of the covenants, conditions and agreements between the parties and shall supersede all prior correspondence, agreements, and understandings, both oral and written. No provisions of this Agreement may be amended or modified in any manner except by an agreement in writing duly executed by the parties hereto.

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia as applied to agreements among Georgia residents which are entered into and performed entirely within the State of Georgia.

     19. Attorneys' Fees; Arbitration.

     a. Attorneys' Fees. In the event of any litigation or arbitration regarding the rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages, injunctive or other relief, reasonable attorneys' fees, expert witness fees, and court costs.

     b. Arbitration of Disputes. ANY CONTROVERSY OR CLAIM
ARISING OUT OF THIS AGREEMENT SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION FOR THE ARBITRATION OF COMMERCIAL DISPUTES, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE PREVAILING PARTY IN SUCH ARBITRATION SHALL BE ENTITLED TO ATTORNEYS' FEES AND COSTS.

     20. Notices. All notices required or permitted to be given pursuant to the terms hereof shall be in writing and either delivered by hand delivery, professional courier service which provides written evidence of delivery or deposited in the United
States mail, registered or certified, postage prepaid and addressed as follows:

To Sellers:

George Avery
Jural Avery
Avery Sports Turf, Inc.
#9 Industrial Park
Rome GA 30161

To Buyer:

Avery Sports Turf, Inc.
Attn: Gary Borglund
7550 24th Avenue South, Suite 168
Minneapolis MN 55450

The foregoing addresses may be changed by written notice to the other party as provided herein. Notices shall be deemed delivered and received, in the case of personal delivery or delivery by courier as aforesaid, on the day physically delivered to the indicated addressee, and in the case of delivery by United States mail, three (3) Business Days after deposit in the United States mail as aforesaid.

      21. Exhibits. All of the following exhibits described in this Agreement are incorporated herein by this reference and made a part hereof:

Exhibit 1  Description of the Land
Exhibit 2  Description of the Equipment
Exhibit 3  Description of the Intellectual Property
Exhibit 4  Description of Assumed Liabilities
Exhibit 5  Description of Assumed Customer Contracts
Exhibit 6  Assignment of Intellectual Property
Exhibit 7  Description of the Excluded Assets
Exhibit 8  Description of the Excluded Liabilities
Exhibit 9  Form of the Note

     22. Purchase Price Allocation. The parties hereby agree that the Purchase Price shall be allocated to the Acquired Assets and Assumed Liabilities in the manner determined by Buyer. The Parties covenant and agree to file all federal, state, and local Tax returns in accordance with such allocations and to report the Closing as a taxable transaction.

     23. Transfer Taxes. All transfer, gains, sales, bulk sales, use and similar conveyance Taxes imposed by reason of the transactions contemplated hereby and any deficiency, interest or penalty asserted with respect thereto shall be paid in accordance with local law and custom.

     24. Authority. Each person executing this Agreement on behalf of a party to this Agreement hereby represents and warrants that he or she has authority to execute this Agreement on behalf of such party.

     25. Headings. Headings at the beginning of any paragraph or Section of this Agreement are solely for the convenience of the parties and are not a part of this Agreement or to be used in the interpretation hereof.

     26. Survival. The representations, warranties and covenants of the parties hereto shall survive the Close of Escrow, or the termination of the Agreement if the Close of Escrow does not occur, subject to the express limitations on survivability contained in this Agreement.

     27. Waiver. No waiver by Buyer or Seller of a breach of any of the terms, covenants, or conditions of this Agreement by the other party shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by Buyer or Seller hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect a default other than as specified in such waiver. The consent or approval by Buyer or a Seller to or of any act by the other party requiring the consent or approval of the first party shall not be deemed to waive or render unnecessary such party's consent or approval to or of any subsequent similar acts by the other party.

     28. Confidentiality. Buyer and Sellers shall maintain this Agreement in the terms and conditions of confidence except as required by law and except as required in connection with the performance of each of the obligations of Buyer and Sellers hereunder. Notwithstanding anything to the contrary herein, the provisions of this Section 25 shall be separate and severable from all of the other provisions of this Agreement. A breach or alleged breach of the provisions of this Section 25 shall not be grounds for termination of this Agreement or otherwise excuse the performance of any other obligations hereunder.

     29. Severability. If any phrase, clause, sentence, paragraph, section, article, or other portion of this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in force and effect to the fullest extent permissible by law.

     30. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth next to their respective signatures below.

BUYER:                                 Avery Sports Turf, Inc., a Nevada
                                       Corporation
                                       By: /s/  Gary Borglund
                                       Gary Borglund
                                       Its President

MRS. AVERY:                            /s/  Jural E. Avery
                                       Jural E. Avery

MR. AVERY:                             /s/George Avery
                                       George Avery

AVERY GEORGIA:                         AVERY SPORTS TURF, INC., A Georgia
                                       Corporation

                                       By: /s/  George Avery
                                       George Avery
                                       Its President

                                   EXHIBIT 1

                           [Description of Property]

     All of that tract or parcel of land situated, lying and being in Land Lot 196 of the 23rd District and 3rd Section of Floyd County, Georgia, and being Tract 9 of Riverside Industrial Park, formerly the property of Celanese Fibers Company, and being more particularly described as follows:

     BEGINNING at a point formed by the NW intersection
Of Celanese Drive and Riverside Industrial Drive West; thence
S 88 degrees 2 min W 468.95 feet along the northern right of Way of Celanese Drive to a point; thence N 2 degrees 03 minutes
36 seconds W 330.7 feet to a point; thence N 88 degrees 5 minutes
E 469.78 feet to a point on the western right of way of Riverside
Industrial Drive West; thence S 1 degree 55 minutes E 330.29 feet along the western right of way of Riverside Industrial Drive West to the POINT OF BEGINNING.

                                      EXHIBIT 2

                             [Description of the Equipment]

Quantity        Description

  One           CTS SN 3502070 Remfg No 2539

  One           Model 1973 15' Tufting Machine
                w/ access. and motors

  One           Tufting Machine and motors

  Two           Double desk creel with nylon tubing And decking

  Two           mending gun assembly

                                    EXHIBIT 3

                  [Description of the Intellectual Property]

     All of Mr. Avery's and Avery Georgia's right, title and interest in and to, the following patents (including any reissues, continuations-in-part, revisions, extensions, and reexaminations thereof), all related documentation, including, without limitation, all related copyrights, if any, and the exclusive right to enforce the Patents in the United States and throughout the world in the sole name of Buyer, its successors or assigns, including all rights to profits and damages by reason of past infringement by any party or parties, including the right to sue and collect same for Buyer's and Buyer's successors and assigns own use and benefit, free and clear of any and all liens, encumbrances, or third party claims.

Quantity          Description

  One(1)          Invention entitled "Artificial Turf with
                  Granule Retaining Fibers, for which an
                  Application for Letters Patent of the
                  United States was filed in the United
                  States Patent and Trademark Office on
                  December 10, 2003, under Serial No. 10/733,806

                               EXHIBIT 4

              [Description of the ASSUMED LIABILITIES]

Existing first mortgage indebtedness ("Bank Debt") encumbering the Property, with a remaining balance due as of the date of this Agreement of approximately Two Hundred Fifteen Thousand Dollars
($215,000).


                                   EXHIBIT 5

                [Description of the ASSUMED CUSTOMER CONTRACTS]

[See Attached schedule, consisting of 3 pages, incorporated herein by reference]


                                    EXHIBIT 6

                                   ASSIGNMENT

     WHEREAS, George S. Avery and/or Avery Sports Turf, Inc., a Georgia corporation ("Assignors"), own or have rights to the Invention (the "Invention") entitled "Artificial Turf with Granule Retaining Fibers, for which an Application for Letters Patent of the United States was filed in the United States Patent and Trademark Office on December 10, 2003, under Serial No.10/733,806; and

     WHEREAS, Avery Sports Turf, Inc., a Delaware corporation
("Assignee"), wishes to acquire full rights and ownership of such Invention.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors hereby grant, convey, assign and transfer to the Assignee and the Assignee's successors and assigns, Assignors' entire right, title and interest in and to such Invention, including all corresponding applications such as continuations, continuations-in-part, divisionals, provisionals, renewals, revivals, reissues, reexaminations, extensions, and foreign counterparts thereof, along with the subject matter of any and all claims which may be obtained in the aforementioned, in the United States and every foreign country, including all rights to profits and damages by reason of past infringement by any party or parties, either the right to sue and collect same for Assignee's, and Assignee's successors and assigns own use and benefit.

     UPON SAID CONSIDERATION, Assignors appoint Assignee and Assignee's successors and assigns as their attorney-in-fact to act in Assignors' names and places, to execute, deliver and record any document or instrument of assignment or conveyance necessary to perfect, grant and confirm the rights granted herein, and Assignors hereby further convey to the Assignee the right to make application in, prosecute, receive and enforce in their own behalf and name such Invention.

     IN WITNESS WHEREOF, Assignors have caused this Assignment to be duly executed on the date shown below.


AVERY SPORTS TURF, INC.

By: /s/  George Avery                       /s/  George S. Avery
George Avery, President                     George S. Avery


DATE: 12-19-2003                            DATE: 12-19-2003


                                 EXHIBIT 7

                    [Description of the EXCLUDED ASSETS]

There shall be excluded from the definition of Acquired Assets, and there shall be no conveyance, sale, transfer, assignment or delivery to Buyer of:

     1. Any Inventory or other assets disposed of by Mr. Avery or Avery Georgia between the Execution Date and the Closing Date in the ordinary course of business consistent with this Agreement;

     2. Any Accounts Receivable liquidated by Mr. Avery or Avery
Georgia between the Execution Date and the Closing Date in the ordinary course of business consistent with this Agreement;

     3. All capital stock of Avery Georgia;

     4. Mr. Avery's rights under U.S. Patent No. 5,976,645; and

     5. All consideration to be received by Sellers in the transactions contemplated by this Agreement.


                               EXHIBIT 8

              [Description of the EXCLUDED LIABILITIES]

     1. Except as expressly provided to the contrary in Section 5 of the Agreement, Buyer shall not by the execution and performance of the Agreement, or otherwise under any circumstance, assume or otherwise be responsible for any Liability or obligation of any nature of Sellers, or Claims of such Liability or obligation, including, without limitation, those arising from: (a) all Taxes of any kind whatsoever arising from the Acquired Assets or operation of the Business, but only to the extent attributable to any Tax Period prior to the
Closing; (b) any occurrence or circumstance (whether known or unknown)
which occurs or exists prior to the Closing Date and which
constitutes, or which by the lapse of time or delivery of notice (or both) would constitute, a breach or default under any Customer
Contracts (whether written or oral); (c) any occurrence or
circumstance (whether known or unknown) which occurs or exists prior to the Closing Date and which constitutes, or which by the lapse of time or delivery of notice (or both) would constitute, a violation of the requirements of any Governmental Authority or of the rights of any third person, including, without limitation, requirements relating to the reporting or payment (or both) of federal, state, local or foreign income, property or other Taxes; (d) Indebtedness of Sellers; (e) any
environmental, Liabilities for death or      destruction of property
or any Liabilities for breach of warranties of Sellers in the sale and distribution of Products or any Liabilities for acts or omissions of Sellers or their employees prior to the Closing Date, in each case arising from events or occurrences which occurred prior to the Closing Date;

     2. Any Liabilities accruing on or prior to the Closing relating to Sellers' employment or termination of Sellers' employees that are not Assumed Liabilities;

     3. Any Liability arising out of any litigation pending on the Closing Date, whether or not disclosed to Buyer; and

     4. Any other Claims of any kind whatsoever or any other
Liabilities of Sellers, direct or indirect.

The Parties agree that Buyer shall not be construed as the successor of any of the Sellers, and Sellers shall retain, pay, perform and discharge such Excluded Liabilities.


                                  EXHIBIT 9

                              [Form of the NOTE]

                               PROMISSORY NOTE

$200,000                                                December 19, 2003

    FOR VALUE RECEIVED, the undersigned, Avery Sports Turf, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of George S. Avery, an individual residing in the State of Georgia, ("Payee"), in lawful money of the United States of America, the principal sum of Two Hundred Thousand Dollars ($200,000) in seven installments, in the following amounts and at the following times:

Installment Due Date                 Principal Installment Amount

March 31, 2004                       Twenty-five Thousand Dollars (25,000.00)
June 30, 2004                        Twenty-five Thousand Dollars (25,000.00)
September 30, 2004                   Twenty-five Thousand Dollars (25,000.00)
March 31, 2005                       Twenty-five Thousand Dollars (25,000.00)
June 30, 2005                        Twenty-five Thousand Dollars (25,000.00)
September 30, 2005                   Twenty-Five Thousand Dollars (25,000.00)
March 30, 2006                       Fifty Thousand Dollars (50,000.00)

     No interest shall accrue or be due on this note.

     This note may be prepaid in whole or in part, without premium, penalty or discount, at any time, or from time to time, at the option of the undersigned.

     The occurrence of any of the following events shall constitute an Event of Default under this note:

     (a) the undersigned shall fail to make any payment of principal due hereunder for more than fifteen business days after the due date thereof;

     (b) the undersigned shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the undersigned shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the undersigned) of it or for all or a substantial part of its property; or the undersigned shall make a general assignment for the benefit of creditors; or the undersigned shall take any corporate action in furtherance of any of the foregoing; or

     (c)  an involuntary case or other proceeding shall be commenced
against the   undersigned with respect to it or its debts
under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property; and such case or proceeding (i) results in the entry of an order for relief or a similar order against it or (ii) shall continue unstayed and in effect for a period of 60 consecutive days.

     Upon the occurrence of an Event of Default, the unpaid principal balance of this note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the undersigned.

     The substantive laws of the State of Georgia shall govern the validity, construction, enforcement and interpretation of this note. In the event of a dispute involving this note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue of such dispute shall lie exclusively in any court of competent jurisdiction in the County of Floyd, Georgia.

     This Note is secured by a second mortgage of even date, encumbering the interest of Maker in real property located at 9
Riverside Industrial Park, Rome, Georgia, the terms and conditions of which are incorporated herein by reference.


                                       AVERY SPORTS TURF, INC.


                                       By: /s/  Gary Borglund
                                       Gary Borglund
                                       Its: President